Exhibit 32

Certification pursuant to
 18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Thomas J. Linneman, President and Chief Executive Officer and Scott T. Smith, Chief Financial Officer of Cheviot Financial Corp. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-K for the Fiscal Year Ended December 31, 2010 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date
March 16, 2011	/s/ Thomas J. Linneman
President and Chief Executive Officer

Date
March 16, 2011	/s/ Scott T. Smith
Chief Financial Officer
(principal financial and accounting officer)